EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Basis of Presentation and Principles of Consolidation

On January 1, 2024, VinHMS Pte. Ltd. acquired all the intellectual property and hotel management software of VinHMS Software Production and Trading Joint Stock Company (“VinHMS IP Transaction”).  The VinHMS IP Transaction enabled Vemanti to acquire a next-generation cloud-based hotel management system with the goal of expanding throughout Southeast Asia.  On April 1, 2024, Vemanti Group Inc. (“Vemanti” or “Company”) acquired VinHMS Pte. Ltd., a Singapore company (“Merger”).

For the purposes of the proforma combined financial statements, periods before January 1, 2024 reflect the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries prior to the VinHMS IP Transaction, referred to herein as the Predecessor, and periods beginning on or after January 1, 2024 reflect the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as a result of the VinHMS IP Transaction, referred to herein as the Successor. As a result of the VinHMS IP Transaction, the results of operations and financial position of the Predecessor and Successor are not directly comparable.

Business Combination

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of Vemanti Group Inc. (“Vemanti” or “Company”) and VinHMS Pte Ltd. (“VinHMS”) and give effect to the Merger, including pro forma assumptions and adjustments related to the Merger, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2024, is presented as if the Merger had occurred on January 1, 2024.  The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023 and for the three months ended March 31, 2024 gives effect to the Merger, as if it had been completed on January 1, 2023 and 2024, respectively.  The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Merger and, with respect to the Condensed Combined Statement of Operations only, expected to have a continuing impact on consolidated results of operations.

The Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition related expenses and integration costs are expensed as incurred.

The Unaudited Pro Forma Condensed Combined Statement of Operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Merger, as they are nonrecurring in nature. However, the Unaudited Pro Forma Condensed Condensed Consolidated Balance Sheet includes a pro forma adjustment to reduce cash and stockholders’ equity to reflect the payment of certain anticipated Merger costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Vemant and VinHMS, adjusted to give effect to the Merger and other events contemplated by the Merger Agreement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Vemanti believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Vemanti believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Vemanti and VinHMS.

Vemanti Group Inc. and VinHMS Pte Ltd.

Unaudited Pro Forma Condensed Combined Balance Sheet

at March 31, 2024

	Vemanti	VinHMS	Proforma		Combined
	Group Inc.	Pte. Ltd.	Adjustments		Pro Forma
	Mar 31, 2024	Mar 31, 2024	(see Notes)		Mar 31, 2024

ASSETS
Current Assets:
Cash	$57,115	$28,406	$-		$85,521
Prepaid Expenses	-	-	-		-
Accounts Receivable, net	-	146,158	-		146,158
Other Assets	-	581	-		581
Assets from discontinued operations	97,138	-	-		97,138
Total Current Assets	154,253	175,146	-		329,399

Non-Current Assets:
Equipment, net	-	-	-		-
Intangible Assets, net	-	9,433,750	-		9,433,750
Goodwill	-	-	20,206,624	b	20,206,624
Investments	-	-	-		-
Other Assets	-	-	-		-
Total Non-Current Assets	-	9,433,750	20,206,624		29,640,374

TOTAL ASSETS	$154,253	$9,608,896	$20,206,624		$29,969,773

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$25,760	$34,351	$-		$60,111
Accrued Interest Payable	16,391	-	-		16,391
Accrued Expenses	-	-	-		-
Note Payable	161,458	-	-		161,458
Loan from Stockholder	125,000	-	-		125,000
Other Current Liabilities	-	3,260,390	-		3,260,390
Liabilities from Discontinued Operations	5,958	-	-		5,958
Total Current Liabilities	334,567	3,294,741	-		3,629,308

Non-Current Liabilities
Other Non-Current Liabilities	-	6,520,779	-		6,520,779
Total Non-Current Liabilities	-	6,520,779	-		6,520,779

TOTAL LIABILITIES	334,567	9,815,520	-		10,150,087

STOCKHOLDERS' EQUITY
Preferred Stock A, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding.	4,000	-	-		4,000
Preferred Stock B, $0.0001 par value, 10,000,000 shares authorized; 10,000,000 shares issued and outstanding.	-	-	20,000,000	b	20,000,000
Common Stock, $0.0001 par value, 500,000,000 shares authorized; 72,465,503 shares issued and outstanding.	7,247	10,137	(10,137	)a	7,247
Stock Payable	89,245	-	-		89,245
Additional Paid-in-Capital	5,637,569	-	-		5,637,569
Accumulated Deficit	(5,918,375)	(216,761)	216,761	a	(5,918,375)
Total Stockholders' Equity	(180,314)	(206,624)	20,206,624		19,819,686

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$154,253	$9,608,896	$20,206,624		$29,969,773

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma combined balance sheet reflects the effect of the following pro forma adjustments:

a)       Elimination of assets and liabilities associated with the acquired business.

b)       Estimated Fair Value of common shares issued in the merger.

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Vemanti Group Inc. and VinHMS Pte Ltd.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2024

	Vemanti	VinHMS	Proforma	Combined
	Group Inc.	Pte. Ltd.	Adjustments	Pro Forma
	Mar 31, 2024	Mar 31, 2024	(see Notes)	Mar 31, 2024

Sales	$-	$222,869	$-	$222,869
Cost of Sales	-	33,430	-	33,430
Gross Margin	-	189,439	-	189,439

Operating Expenses:
General and Administrative	100,977	56,634	-	157,611
Amortization & Depreciation	-	347,418	-	347,418
Total Operating Expenses	100,977	404,053	-	505,030

Loss from Operations	(100,977)	(214,614)	-	(315,591)

Other Income (Expense):
Other Income (Expense)	691	-	-	691
Interest Income (Expense)	(7,144)	-	-	(7,144)
Total Other Expense	(6,453)	-	-	(6,453)

Loss before Provision for Income Taxes	(107,430)	(214,614)	-	(322,044)

Provision for Income Taxes	-	-	-	-

Net Loss from Continuing Operations	(107,430)	(214,614)	-	(322,044)

Net Profit from Discontinued Operations before Income Taxes	10,241	-	-	10,241
Provision for Income Taxes from Discontinued Operations	-	-	-	-
Net Profit from Discontinued Operations	10,241	-	-	10,241

Net Loss	$(97,189)	$(214,614)	$-	$(311,803)

Earnings (Loss) per Share (Basic and Diluted):
Loss per Share from Continuing Operations				$(0.00)
Earnings per Share from Discontinued Operations				$0.00
Loss per Share, Total				$(0.00)

Weighted Average Shares Outstanding (Basic and Diluted)				72,445,723

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The were no material pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2024.

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Vemanti Group Inc. and VinHMS Software Production and Trading Joint Stock Company (“VinHMS JSC”).

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2023

	Vemanti	VinHMS	Pro Forma	Combined
	Group Inc.	JSC	Adjustments	Pro Forma
	Dec 31, 2023	Dec 31, 2023	(see Notes)	Dec 31, 2023

Sales	$123,056	$2,533,382	$-	$2,656,438
Cost of Sales	22,883	5,708,750	-	5,731,633
Gross Margin	100,173	(3,175,368)	-	(3,075,195)

Operating Expenses:
General and Administrative	1,264,794	1,163,719	-	2,428,513
Amortization & Depreciation	32,156	89,977	-	122,133
Impairment of intangible assets	273,313	-	-	273,313
Total Operating Expenses	1,570,263	1,253,696	-	2,823,959

Loss from Operations	(1,470,090)	(4,429,064)	-	(5,899,154)

Other Income (Expense):
Other Income (Expense)	1,104	7,996	-	9,100
Interest Income (Expense)	(29,048)	(18,060)	-	(47,108)
Total Other Expense	(27,944)	(10,064)	-	(38,008)

Loss before Provision for Income Taxes	(1,498,034)	(4,439,128)	-	(5,937,162)

Provision for Income Taxes	844	542	-	1,386

Net Loss	$(1,498,878)	$(4,439,669)	$-	$(5,938,547)

Loss per Share (Basic and Diluted)				$(0.08)

Weighted Average Shares Outstanding (Basic and Diluted)				71,463,550

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The were no material pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Accounting Policies

The Merger has been accounted for as a business combination under ASC 805, Business Combinations, as the assets acquired do meet the definition of a business. Hence, the Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition related expenses and integration costs are expensed as incurred.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of Vemanti upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Vemanti following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Vemanti and VinHMS have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Vemanti following the completion of the Merger. The unaudited pro forma adjustments represent Vemanti management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The pro forma basic and diluted income per share amounts presented in the Unaudited Pro Forma Condensed Combined Statement of Operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2023 for the December 31, 2023 pro forma and January 1, 2024 for the March 31, 2024 pro forma.

3. Loss per share

Loss per share represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023 for the December 31, 2023 loss per share and January 1, 2024 for the March 31, 2024 loss per share. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that any shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

4. Preferred Stock B Price per Share

The Preferred Stock B price per share was determined based upon the market price of the Vemanti Common Stock. The price of the Preferred Stock B was determined by taking the $20,000,000 purchase price for VinHMS divided by the closing price for the Vemanti Common Stock on the last trading day prior to the signing which was Thursday March 28, 2024. This resulted in an exchange ratio of 26 shares of Common Stock to one (1) share of Series B Preferred Stock. Based upon this exchange ratio, Vemanti issued 10,000,000 shares of Series B Preferred Stock at $2.00 per share.

The reason for using the closing price for the Vemanti Common Stock on March 28, 2024 was due to the fact that the signing occurred on April 1, 2024 in Vietnam; however, the date in the U.S. was March 31, 2024.  Therefore, the closing price on March 28, 2024 was used as March 31, 2024 was a Sunday.

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5. Preliminary Purchase Price Allocations

The preliminary purchase price for VinHMS has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations are preliminary. The final purchase price allocations for VinHMS will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the Merger. Accordingly, the final merger accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented here. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the merger due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

Preliminary Purchase Price Allocation

The merger with VinHMS is being accounted for as a business combination under Financial Accounting Standards Board Accounting Standards Codification (ASC) 805. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:

10,000,000 Preferred B shares @ $2.00 per share:	$20,000,000
Total preliminary purchase consideration	$20,000,000

Preliminary Purchase Price Allocation:
Cash	$28,406
Accounts Receivable	146,158
Other Assets	581
Intangible Assets	9,433,750
Liabilities Assumed	(9,815,520)
Goodwill	20,206,624
Net Assets Acquired	$(206,624)

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